SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                SEPTEMBER 2, 1998
                Date of report (Date of earliest event reported)

                             BINKS SAMES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                           1-1416                36-0808480
         (State or Other Jurisdiction   (Commission            (I.R.S. Employer
           of Incorporation)              File Number)       Identification No.)


         9201 WEST BELMONT AVENUE
           FRANKLIN PARK, ILLINOIS                                     60131
     (Address of Principal Executive Office)                         (Zip Code)


                                  847/671-3000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         See attached press release issued by Binks Sames Corporation on August 31, 1998(the "Press Release") regarding the proposed sale by the Company of certain of its assets to Illinois Tool Works Inc.("ITW"). The information set forth in the Press Release is incorporated herein by reference.

         A copy of the Agreement of Purchase and Sale of Assets and Stock between the Company and ITW is attached hereto as Exhibit 99.3

         In connection with the proposed sale, the Company amended its Rights Agreement dated as of February 2, 1990, by and between the Company and Harris Trust and Savings Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS

Exhibit No.       Description
----------        -----------

  99.1            Press Release dated August 31, 1998.

  99.2 Second Amendment to Rights Agreement dated as of August 27, 1998, by and between the Company and Harris Trust and Savings Bank.

  99.3 Agreement of Purchase and Sale of Assets and Stock dated as of August 31, 1998 by and between the Company and Illinois Tool Works Inc.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       BINKS SAMES CORPORATION
                                       (Registrant)

Date:  September 2, 1998               By: /s/ Dr. Wayne F. Edwards
       -----------------                  --------------------------------------
                                               Dr. Wayne F. Edwards
                                               Chairman and Chief Executive
                                               Officer

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

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

  99.1            Press Release dated August 31, 1998

  99.2 Second Amendment to Rights Agreement dated as of August 27, 1998, by and between the Company and Harris Trust and Savings Bank.

  99.3 Agreement of Purchase and Sale of Assets and Stock dated as of August 31, 1998 by and between the Company and Illinois Tool Works Inc.

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